UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

current report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2024

SELECT MEDICAL HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34465	20-1764048
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4714 Gettysburg Road, P.O. Box 2034

Mechanicsburg, PA 17055

(Address of principal executive offices)  (Zip Code)

(717) 972-1100

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SEM	New York Stock Exchange (NYSE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On November 6, 2024, the Board of Select Medical Corporation, a wholly-owned subsidiary of Select Medical Holdings Corporation (the “Company”), declared a special stock distribution consisting of an aggregate 104,093,503 shares of Concentra Group Holdings Parent, Inc. (“Concentra”) common stock payable to the Company. On November 6, 2024, the Company announced that the Board of Directors (the “Board”) of the Company had declared a special stock distribution of the Company’s interest in Concentra to the Company’s stockholders consisting of an aggregate 104,093,503 shares of Concentra common stock. The distribution by the Company of the special stock distribution (the “Distribution”) will be made on November 25, 2024 to all of the Company’s stockholders on November 18, 2024 (the “Record Date”). After the completion of the Distribution, the Company will no longer own any shares of Concentra common stock.

The Distribution will occur in the form of a pro rata common stock distribution to each of the Company’s stockholders on the Record Date. As of November 5, 2024, the Company had approximately 128,992,850 shares of common stock outstanding. Based on such number, the Company estimates that the Company’s stockholders will receive approximately 0.806971 shares of Concentra common stock for every share of the Company’s common stock held as of the Record Date. The final distribution ratio will be determined based on the number of shares of the Company’s common stock outstanding on the Record Date. No fractional shares of Concentra common stock will be distributed. Instead, the Company’s stockholders will receive cash in lieu of any fraction of a share of Concentra common stock that they otherwise would have received.

A copy of the Company’s press release announcing the Board’s approval of the Distribution is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Safe Harbor Statement

This Current Report on Form 8-K contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Numerous factors, including those related to market conditions and those detailed from time-to-time in the Company’s filings with the Securities and Exchange Commission, may cause results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine the Company’s future results are beyond the ability of Select Medical to control or predict. These statements are subject to risks and uncertainties and, therefore, actual results may differ materially. Readers should not place undue reliance on forward-looking statements. Select Medical undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release of Select Medical Holdings Corporation, dated November 6, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECT MEDICAL HOLDINGS CORPORATION

Date: November 6, 2024	By:	/s/ Michael E. Tarvin
Michael E. Tarvin
Senior Executive Vice President, General Counsel and Secretary